Exhibit 9.1

                      SUPPLEMENTAL AGREEMENT AND AMENDMENT
                                       TO
                             VOTING TRUST AGREEMENT
                             ----------------------

         Supplemental Agreement and Amendment, made and entered into as of the 15th day of December, 1994, to a Voting Trust Agreement, dated July 25, 1983, as amended, by and among SYMS CORP, a corporation duly organized and existing under the laws of the State of New Jersey (hereinafter referred to as the "Corporation"), SY SYMS MERNS (now Sy Syms), as trustee (said trustee and his respective successors being hereinafter referred to as the "Voting Trustee") and Sy Syms Merns (now Sy Syms), Marcy Syms Merns, Stephen Merns, Robert Merns (now Robert Syms), Richard Merns (now Richard Syms), Adrienne Merns and Laura Merns (hereinafter referred to individually as a "Stockholder" and collectively as the "Stockholders") (such Voting Trust Agreement, including any and all amendments or supplements thereto, hereinafter called the "Voting Trust Agreement").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Section 6(b) of the Voting Trust Agreement provides that the Voting Trustee shall have the sole, full and unrestricted right and power to terminate the Voting Trust Agreement prior to its scheduled July 1, 2004 expiration date upon the giving of ten (10) days advance written notice to the Stockholders;

         WHEREAS, the Voting Trustee wishes to terminate the Voting Trust Agreement in its entirety effective December 31, 1996, and in connection therewith wishes to deliver to each of the Stockholders, in three equal installments to be delivered during December 1994, 1995 and 1996, respectively, all of the shares of Common Stock, $.05 par value ("Common Stock"), of the Corporation which the Stockholders have on deposit in the Voting Trust on the date hereof; and

         WHEREAS, the Stockholders wish to confirm their concurrence with and consent to the above-described termination and distributions, and accordingly the Stockholders and the Voting Trustee deem it appropriate and advisable to amend the Voting Trust Agreement to provide for said distributions and termination, upon the terms, provisions and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, it is mutually agreed by the parties hereto as follows:

         1. Section 6(a) of the Voting Trust Agreement is hereby amended by deleting the words "until the first day of July, 2004" and inserting in place thereof the words "December 31, 1996".

         2. Notwithstanding anything to the contrary contained in the Voting Trust Agreement, the Voting Trustee shall release from the Voting Trust to each Stockholder during December 1994, 1995 and 1996, respectively, the number of shares set forth on Schedule A hereto with respect to such Stockholder.

         3. In connection with the annual release of shares of Common stock pursuant to Section 2 hereof, each Stockholder shall submit within ten days after the date hereof, and thereafter during December 1995 and 1996 (on or prior to December 10), a Voting Trust Certificate issued to such Stockholder properly endorsed by such Stockholder with a signature guarantee, for at least the same number of shares of Common Stock as the number of shares to be released from the Voting Trust during December or such year pursuant to said Section 2. Upon such surrender, the Voting Trustee shall deliver or caused to be delivered to the surrendering Stockholder certificates registered in the name of such Stockholder for shares of Common Stock equivalent in amount to the number of shares to be released to such Stockholder during such December pursuant hereto, and if such number of shares is less than the number of such shares represented by the Voting Trust Certificate surrendered by such Stockholder, the Voting Trustee shall deliver or cause to be delivered to such Stockholder a new Voting Trust Certificate representing the number of shares of Common Stock represented by the surrendered Voting Trust Certificate which are not being released during such December from the Voting Trust.

         4. Each of the Stockholders agrees to hold the Voting Trustee harmless from and against any and all claims, actions and damages arising out of the transactions contemplated hereby.

         All terms used herein which are defined in the Voting Trust Agreement and not otherwise defined herein shall have the meanings specified in the Voting Trust Agreement.

         Except as otherwise provided herein, all of the terms, provisions and conditions of the Voting Trust Agreement shall continue in effect without change.

         This Supplemental Agreement and Amendment may be executed in one or more counterparts, each of which when executed shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written.

                                          SYMS CORP.

                                          By:________________________________
                                          SY SYMS (formerly Sy Syms Merns),
                                          CHAIRMAN OF THE BOARD



                                          ___________________________________
                                          SY SYMS (formerly Sy Syms Merns),
                                          VOTING TRUSTEE



                                          Stockholders:


                                          ___________________________________
                                          SY SYMS (formerly Sy Syms Merns)



                                          ___________________________________
                                          MARCY SYMS MERNS



                                          ___________________________________
                                          STEPHEN MERNS



                                          ___________________________________
                                          ROBERT SYMS (formerly Robert Merns)



                                          ____________________________________
                                          RICHARD SYMS (formerly Richard Merns)



                                          ___________________________________
                                          ADRIENNE MERNS




                                          ____________________________________
                                          LAURA MERNS
                                          SY SYMS, as Guardian


                                                    SCHEDULE A

                                                   Shares To Be                                   Shares To Be
                                                   Released From           Shares To Be           Released From
                                                   Voting Trust            Released From          Voting Trust
                                                      During            Voting Trust During         During
        Name of Stockholder                        December 1994           December 1995         December 1996
        -------------------                        -------------        --------------------     -------------
 Sy Syms (formerly Sy Syms Merns)                     41,183                  41,183                41,184
 Marcy Syms Merns                                    243,591                 243,592               243,592
 Stephen Merns                                       243,591                 243,592               243,592
 Robert Syms (formerly Robert Merns)                 210,258                 210,258               210,259
 Richard Syms (formerly Richard Merns)               210,258                 210,258               210,259
 Adrienne Merns                                      229,262                 229,263               229,263
 Laura Merns                                         229,262                 229,263               229,263

